Exhibit 10.1

COMPENSATION ARRANGEMENT FOR LLOYD L. BEATTY, JR.

Shore Bancshares, Inc. (the “Company”) and Lloyd L. Beatty, Jr., the Company’s Chief Operating Officer, are not party to a written employment agreement. Mr. Beatty’s employment arrangement provides for an annual salary of $215,000, subject to annual adjustment. Mr. Beatty is also entitled to participate in the Company’s bonus program, profit sharing and 401(k) plan, and group term life insurance program, to the extent the provisions and rules of those plans and programs permit such participation.